UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2023

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39191	84-4427672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1700, 370 - 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On June 12, 2023, Ovintiv Inc. (the “Company”) completed the acquisition to purchase the outstanding equity interests of six Delaware limited liability companies including Black Swan Permian, LLC and Black Swan Operating, LLC, PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC and Piedra Energy IV, LLC and associated subsidiaries from NMB Seller Representative, LLC, representing the respective sellers including, Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC and Piedra Energy IV Holdings, LLC, which are portfolio companies of funds managed by EnCap Investments L.P.

Item 8.01	Other Events.

The unaudited pro forma condensed combined financial information of the Company, which comprise the statements of earnings for the year ended December 31, 2022 and six-month period ended June 30, 2023, and the related notes to the pro forma condensed combined financial information, is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined statements of earnings of Ovintiv and subsidiaries for the six months ended June 30, 2023 and the year ended December 31, 2022, and the notes related thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVINTIV INC.

Date: September 11, 2023

	By:	/s/ Dawna I. Gibb
	Name:	Dawna I. Gibb
	Title:	Assistant Corporate Secretary